Exhibit 16.2
                                  ------------




                  [Chisholm Bierwolf & Nilson, LLC Letterhead]








                                                  April 15, 2005




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

         We have read Paradigm Medical Industries, Inc.'s Form 8-K dated April 15, 2005 regarding "Changes in Registrant's Certifying Accountant" and, as pertaining to our firm, we agree with the statements contained therein.

                                             Very truly yours,

                                             CHISHOLM BIERWOLF & NILSON, LLC


                                             /s/ Chisholm Bierwolf & Nilson, LLC